UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 30, 2011

PHH CORPORATION
(Exact name of registrant as specified in its charter)

MARYLAND (State or other jurisdiction of incorporation)	1-7797 (Commission File Number)	52-0551284 (IRS Employer Identification No.)
3000 Leadenhall Road
Mt. Laurel, New Jersey 08054
(Address of principal executive offices, including zip code)
(856) 917-1744
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of New Class II Director
On June 30, 2011, the Board of Directors (the “Board”) of PHH Corporation (“PHH”, the “Company”, “we” or “us”) appointed Thomas P. Gibbons, 54, as a Class II director and as a member of the Board’s Audit Committee effective July 1, 2011. Mr. Gibbons will be entitled to receive compensation, as more fully described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 29, 2011, for his services as a Director of the Company and as a member of the Audit Committee of the Board.
Mr. Gibbons currently serves as Vice Chairman and Chief Financial Officer of The Bank of New York Mellon Corporation (“BNY Mellon”). BNY Mellon and its affiliates provide products and services to, make loans to, and engage in various other transactions with PHH and its affiliates in the ordinary course of their respective businesses, including, without limitation, stock transfer agent, document custodian, indenture trustee, underwriting, and treasury related products and services. All loans made by BNY Mellon and its affiliates to PHH and its affiliates were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to BNY Mellon or its affiliates, and did not involve more than the normal risk of collectability or present other unfavorable features. Mr. Gibbons beneficially owns less than 1% of BNY Mellon’s outstanding common stock and has no direct or indirect material interest in the transactions between BNY Mellon and its affiliates, on the one hand, and PHH and its affiliates, on the other hand. The amounts paid to BNY Mellon and its affiliates during 2010 by PHH and its affiliates represented less than 2% of BNY Mellon’s consolidated revenues.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Increase in Size of Board to Eight Directors
On June 30, 2011, the Board increased the number of directors constituting the entire Board to eight directors pursuant to Section 2.02 of the Company’s By-Laws, with the newly created directorship being in Class II. Effective July 1, 2011, the Board, pursuant to Section 2.05 of the Company’s By-Laws, appointed Thomas P. Gibbons to fill the vacancy in Class II of the Board then existing as a result of the increase in the size of the Board to eight directors.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHH CORPORATION
By:	/s/ William F. Brown
	Name:	William F. Brown
	Title:	Senior Vice President, General Counsel & Secretary

Dated: July 7, 2011